Exhibit 99.1

Script of Video

THIS PRESENTATION IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OF THE COMPANY.

Neither the Company nor any of their respective affiliates, advisors, attorneys or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its content or otherwise arising in connection with this Presentation. Information in this Presentation (and any accompanying oral presentation) may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as well as statements regarding plans and objectives, future events, projections or performance that are based on Company management’s current view and assumptions. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of qualifying words such as “expects”, “anticipates”, “believes”, “estimates”, “plans”, “projects”, or other statements concerning opinions or judgments of the Company and its management about future events. Accordingly, actual results could materially differ from a forward-looking statement for a variety of reasons, including but not limited to local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers and the market in which they operate. Without limiting the scope of the preceding sentence, the recipient acknowledges that such forward looking statements and the assumptions underlying them are by nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. The recipient acknowledges that following the date of this Presentation, the Company does not intend to update or revise, and assumes no responsibility for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise.

Lisa Nichols:

Hi, as you know, I’m Lisa Nichols, CEO of Motivating the Masses.

Scott Ryder:

And I’m Scott Ryder.

Lisa Nichols:

One of the things that we want, we would love to do for you is give you an investor update. There’s so much that’s happening. And we’re in an interesting climate in the world right now. And Motivating the Masses is really in an interesting play. If you haven’t seen the investor report that was sent to you in May or June, I want to make sure that you see that. Each report builds on the previous report. So to stay informed, we would love to make sure that you’re seeing and you’re receiving each one of the investor reports. So since 2011, we’ve raised just shy of $1.9 million in investor dollars. And since then, that same 2011 date, we’ve actually spent over $2.2 million in some expected, legal fees, audit fees, consultant fees, accounting fees, related to our public status, as well as the unexpected expenses, quite a bit related and associated with the reconciliation of the fraud that we experienced.

Lisa Nichols:

In 2017, our auditors advised us, after working tediously on figuring out how do we bring the company current, how do we get ourselves in a position of trade so that we can do just that, our advisors advised us that it would cost us close to $500,000 to file just our 2017 financials alone. Given what we had already spent, we looked and we realized that we could be $3.5 million, $4 million into this before we’re even ready to take the first shot at trading, given that we decided that it made better business for us to invest our money into the business and helping the business to make more money. This decision ultimately paid off for us as we used our funds that we would have used for another audit around Scott, I’m not sure, the third, fourth or fifth audit at this time. We used those funds to build an online platform prior to the pandemic hitting, unknowing what was around the corner, waiting on us in 2020.

Lisa Nichols:

This decision literally helped us sustain the company during the pandemic. Our numbers are down and we’ll share those with you, but we’re still in business, with 100% of our employees in place and ready to grow again, when many of our peers, many of my friends actually went out of business. We continue to explore options on how to best fund and grow our business, that will ultimately reward you as our investors for your support and for your continued patience. Thank you for that. We’re so happy that we literally are looking at some of the best options possible. And we want to ask you to be prepared, to receive from us what we see as being some of the best options possible for us to move forward collectively, as a team, as a community.

Lisa Nichols:

We’re working hard to develop these strategies. We’re working with financial experts. We’re working with people who have a lot vested in the wellbeing and the sustainability of our company as well like you. We’ve made many pivots, many, many pivots. Some of the pivots we made, we made prior to the pandemic. We made the pivot because we needed to have more of a profit margin to help us fill the gap in the chasm that came with shelling out so much money to be public and so much money to clear and clean up the fraud that we were victims to. In doing that, we developed two virtual summits that we do per year, and this significantly increased our email list, which helps us set ourselves up for larger sales. We had over 20,000 people register for each summit. In addition, we converted our flagship live events, which would normally cost between $276,000 and $330,000 to produce.

Lisa Nichols:

Now we would generate a significant amount of money, but it cost us significant dollars to produce it. We converted those events to virtual, and we were able to decrease our overall event expenses to spend less, to make money. Our Motivating the Teen Spirit events that are live and in person costing us around $7,000 to $8,000 to produce, were now moved to monthly virtual events. Now we’re reaching more teens on a more consistent basis. And the expenses to produce those events are actually down about 90%.

Lisa Nichols:

The climate in Motivating the Masses and in the industry is literally shaping up to be a stronger year than 2020. Our spirits were really strong in 2020, but they’re even stronger in 2021. 2021 is shaping to be a much better year than 2020 in terms of sales, albeit still we’re well short of our pre-pandemic sales levels. It will take us a moment to get back there, but our training and development is off to a great start.

Lisa Nichols:

We’ve really solidified ourselves in the industry that at a time when people are ready to pivot, at a time when people are ready to change, at a time when people need hope, at a time when people are feeling hopeless, at a time when people are ready for growth, they’re leaning on, calling on and choosing Motivating the Masses. And 2020, when the training and development business took a hit, we took a hit as well, but we didn’t take a hit so hard that we couldn’t survive that. And now we’re moving in such a place that we’re thriving. It required us actually prior to the pandemic, the fraud that we fell victim to required us to focus on quality service, impact and a higher profit margin. This drove us to looking at virtual events or hybrid events. So many people started doing hybrid events in 2020. Motivating the Masses was doing hybrid events in 2012.

Lisa Nichols:

What happened was in 2020, we simply worked on scaling our programs and we began to create programs, live online programs like Elevate Extraordinaire and Ignite Quantum Growth. These programs are just, they’re that small percentage of programs that very few training and development companies pull off launching because they’re each over $5,000. One is $7,800. The other is $9,800. So they have a high ticket price, but they’re extremely scalable. What we did was we used graduate platinum students who’d been on the campus long enough where they knew quite a bit of the content. They were pretty savvy and we made them student mentors or student facilitators. So now as many people as I can add as student mentors, student coaches or student facilitators allows me to scale the program. So we really have a high ticket, high scalable model for the first time in Motivating the Masses history.

Lisa Nichols:

In 2021, we were busy. We had a lot to make up for from 2020. Every single live training that was postponed in 2020, we delivered on in 2021. We were committed that we would not go into 2022 in any event development debt. So we worked really hard and we produced event after event after event. We produced new revenue generating events. And then we also did what we call fulfillment events that were paid for in 2019, but that were fulfilled in 2020 things like the Next Level and Becoming a World Class Speaker and Coach. We also did Extraordinary You. We did eight major events, powerhouse speakers, breakthrough retreats, dynamic women retreat, speakers mastermind. And then we launched the Lisa Nichols Certified Transformational Trainers program, being delivered virtually with in person elements.

Lisa Nichols:

Now we didn’t write the program to do that. Literally, the Lisa Nichols Certified Transformational Trainer program was really in person, but when we had to modify it in 2020, it worked. And in 2021, we sustained that. We also delivered in 2021, over 25 virtual keynote appearances and nearly 20 virtual interviews, as well as 12 Motivating the Teen Spirit safe space workshops, all virtually. We did a lot of work in 2021. A lot of that was catchup from 2020. So it didn’t have a high monetary value to it, but it had a high impact and a high service value to it, which creates high loyalty from our students. Now I’d like to turn it over to Scott to share some of our sales for 2021.

Scott Ryder:

Thank you, Lisa. I’d like to speak to our sales through September 30 at the 2021. Our overall sales increased 26% from $1.73 million to $2.17 million in 2021.

Lisa Nichols:

Wait a minute, hold on. We’re going in the right direction. Keep going.

Scott Ryder:

Our personal development sales declined 34% over the same period from $1.1 million to $732,000 again through the first nine months of the year compared to last year.

Lisa Nichols:

And let me, can I add why? Because we’ve been studying our numbers, Scott. One of the reasons why our personal development decline was because we couldn’t sell any new personal development early in the year because we still have to fulfill on our 2019 and 2020 commitments. So we didn’t want to sell something that we couldn’t deliver for over a year.

Scott Ryder:

Good point. Our speakers development sales increased 67% from $478,000 to $796,000 in 2021. And our sales from keynotes jumped 146% year over year to 340,000 in 2021.

Lisa Nichols:

Now let me just say why I believe, can you believe our keynotes jumped 146%? This is the largest jump that’s ever existed in keynotes since I started speaking. I truly believe it’s because no one has to pay travel fee. They don’t have to pay first class airfare. They don’t have to pay a hotel and they’re paying my speaker’s fee. So they’re paying the speaker’s fee without having to pay the travel fee. It’s just more convenient. So I believe that in 2022 and in 2023, we will have a significant version of hybrid keynotes, meaning I’ll have a few live, but I’ll have a lot of virtual as well. And if I could add, this really saves our bottom line because it’s also the service in our catalog that costs us the least. Now I’m not saying I’m cheap, but I am saying that the expenses related to keynotes are the lowest of any other service. Okay, Scott.

Scott Ryder:

And finally, the Lisa Nichols Certified Transformational Trainer program was launched in 2021. It has generated over $300,000 in sales and the first class of nearly 20 students graduated earlier this month, November of 2021.

Lisa Nichols:

That’s super exciting. I partner with Sean Smith, who delivers about 65% of the content and which allows me to still stay available, to grow our keynotes and to grow our speaker development and to do other things in the business while having this revenue stream. We’re super excited about if our launch year generated $302,000 in sales, what will our upcoming years do? Our social media has grown as well, 2021 versus 2022 up through September 30th. So the first nine months of the year, our Facebook followers, we’ve had a 10.4% increase from 1.2 to 1.3. We’ve also had a 14% increase in our YouTube. Now we’re up to 276,000 subscribers. We have a 8.2% increase in Instagram, now hitting 444,000 followers. We have 11% increase in LinkedIn with 79,000 followers. And we have a 3.2% increase on Twitter with 126,000 followers. So we’re going in the right direction.

Lisa Nichols:

Now I have to say to you personally, something that’s not of public notice. This year, I’ve not been on social media as much live because my father had a traumatic accident and broke his neck in two places. And as I shoot this video, God willing, it changes, but he’s now a paraplegic with no movement from his shoulders down. So I haven’t been doing any lives. I know our social media could have grown more, but my priority wasn’t social media in growing the brand. My priority this year was making sure my father was okay. And so now that my father is no longer fighting for his life and now that he’s fighting for his lifestyle, I should be able to step back into the social media arena and spend more time and attention there. I just want to be transparent with you. Our 2022 calendar is strong. We’re now getting to the place where we are looking to mirror our best events. So we’ll continue to do the eight major events, a speaker’s event as a summit, a personal development event as a summit, and then the live events, the major events that they feed into such as Extraordinary You the three day, Powerhouse Speakers, the three day.

Lisa Nichols:

We’ll do a breakthrough retreat. And what’s exciting is that now, less than 20% of the breakthrough retreat is from 2020 sales. And we expect to fulfill all of that in 2022. Dynamic women retreat, 0% of that are leftover fulfillment sales from 2020. Speakers mastermind, and then we’ll be launching for the first full year with a full hybrid of live and virtual, the Lisa Nichols Certified Transformational Trainers program. And then we’ll also do on record over 25 keynotes, a combination between hybrid and virtual, as well as 12 Motivating the Teen Spirit safe space workshops led by Jelani Nichols.

Lisa Nichols:

We’re right now reviewing our public filing status while finding the best practices to also navigate a new terrain in the training and development industry. I feel really good about the post that we have, having our finger on the pulse of what’s happening in the industry.

Lisa Nichols:

We’re constantly making changes and pivots, but we’ve settled into a great catalog of services and products, products that can scale, products that are exclusive, products that give us a high profit margin so that we can navigate out of this time. As I mentioned before, we’re aggressively, aggressively pursuing the best options for you and for us, as we’ll continue to be communicating with our financial specialists and our advisors on ways to make more progress in the company’s growth and the company’s sustainability and most of all, to protect your investment. I want to thank you. I want to thank you for your commitment to me, way back when. No one saw the two major events that have hit Motivating the Masses coming. But what I can tell you is that with the highest level of integrity and with the highest level of commitment, I continue with my team to work daily, weekly, monthly, and annually, to protect your investment.

Lisa Nichols:

When I think about the sustainability and the growth of the company, I think about you and as we continue to strategize, and as we continue to make plans, you’re at the forefront of that conversation. If you have any questions, Scott is right there and if we don’t have the answer, we’ll let you know, but we’ll go get the answer. While three years ago, there was more unknown than known in my world, three years ago, there was more nervousness, fear and frustration and downright anger than there was excitement and joy for strategy and development, I can say to you right now, as we wrap up 2021, we’re on a wonderful path. We’re in high demand and we have the ability to do high fulfillment. And so thank you. Thank you for your belief then, and thank you for your belief and patience now. If there’s any way that we can serve you, please don’t hesitate to reach out to us. We’d be happy to take care of whatever needs you have. Thank you.

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